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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-23221, 333-52785, 333-81221, 333-47308, and 333-68624 on Form S-4; Registration Statement Nos. 033-86840, 333-40928, 333-69503, 333-87675, 333-74646, 333-76834, and 333-106672 on Form S-8; and Registration Statement Nos. 333-63976, 333-67988, 333-102991, and 333-109921 on Form S-3 of Washington Mutual, Inc. of our report dated February 16, 2004 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to Washington Mutual, Inc.'s adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, on January 1, 2002; SFAS No. 147, Acquisitions of Certain Financial Institutions, on October 1, 2002; and the restatement of the 2002 and 2001 financial statements), appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 2003.

Seattle, Washington
March 15, 2004

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  INDEPENDENT AUDITORS' CONSENT